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                           ANALYSIS & TECHNOLOGY, INC.

                                CORPORATE BY-LAWS

                   AMENDED AND RESTATED AS OF AUGUST 11, 1998

                                   BY-LAWS OF
                           ANALYSIS & TECHNOLOGY, INC.

                               ARTICLE I. GENERAL

         Section 1. Purpose. These by-laws are intended to supplement and implement applicable provisions of law and of the certificate of incorporation of this Corporation with respect to the regulation of the affairs of this Corporation.

         Section 2. Principal Office of Corporation. The principal office of the Corporation is at Technology Park, Route 2, North Stonington, Connecticut. The board of directors shall have the power to change the location of the principal office from time to time and to establish such additional offices as it shall determine in its discretion.

                      ARTICLE II. MEETINGS OF SHAREHOLDERS

         Section 1. Location. Shareholders' meetings shall be held at the principal office of the Corporation, or at such other place, either within or outside the State of Connecticut, as shall be designated by the board of directors.

         Section 2. Shareholder Action; How Taken. Any action required or permitted to be taken by the shareholders of the Corporation must be effected at a duly called annual or special meeting of such holders and may not be effected by any consent in writing by such holders unless the consent sets forth the action so taken or to be taken and is signed by all of the persons who would be entitled to vote upon such action at a meeting, or by their duly authorized attorneys.

         Section 3. Annual Meeting. The annual meeting of shareholders of the Corporation shall be held on such day in the month of August and at such hour as
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board of directors may prescribe. At each annual meeting of shareholders, the shareholders shall elect directors and shall transact such other business as may properly come before the meeting.

         Section 4. Special Meeting. Special meetings of the shareholders, for any purpose or purposes, unless otherwise prescribed by statute, may be called by the chairman of the board, the president or by the board of directors, and shall be called by the president at the request of the holders of not less than thirty-five percent (35%) of all of the votes entitled to be cast on any issue proposed to be considered at the proposed special meeting.

         Section 5. Notice. Notice of the time, place and purpose of the annual meeting or any special meeting of shareholders shall be given by mailing notice of the same at least ten (10) days but not more than sixty (60) days prior to the meeting to each shareholder of record of the Corporation entitled to vote at such meeting. Notice of any shareholder's meeting may be waived in writing, by any person or persons entitled to such notice, whether before or after the time stated therein.

         Section 6. Shareholders' Quorum and Voting Requirements. A majority of the votes entitled to be cast on a matter constitutes a quorum for action on that matter. Once a share is represented for any purpose at a meeting, it is deemed present for quorum purposes for the remainder of the meeting and for any adjournment of that meeting, unless a new record date is or must be set for that adjourned meeting.

         Section 7. Votes Required for Shareholders' Action. Unless the Connecticut Business Corporation Act, or the certificate of incorporation require a greater number of affirmative votes, actions to be voted upon by the shareholders (other than the election of directors) at a meeting at which quorum is present shall be approved if the votes cast by shares entitled to vote on such action exceed the votes cast in opposition to such action.

         Section 8. Votes Required for Election of Directors. Unless otherwise provided in the certificate of incorporation, directors shall be elected by a plurality of votes cast by shares entitled to vote for directors at a meeting at which quorum is present.

         Section 9. Adjournment of Meetings. The shareholders present, in person or by proxy, at any special meeting of shareholders, may, by the affirmative vote of a majority of voting power of the shares represented at such meeting and entitled to vote thereat, adjourn from time to time as they see fit, whether or not such number constitutes a quorum, and no notice of such adjournment need be given.


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                             ARTICLE III. DIRECTORS

         Section 1. Authority. The business, property and affairs of the Corporation shall be managed by or under the direction of its board of directors, which may exercise all such authority and powers of the Corporation and do all such lawful acts and things as are not by statute or the certificate of incorporation or by these by-laws directed or required to be exercised or done by shareholders.

         Section 2. Number. The Corporation shall have a minimum number of directors of five (5) and a maximum number of fifteen (15). The number of directors at any time within such minimum and maximum shall be the number fixed by resolution of the shareholders, acting by the affirmative vote of the holders of seventy percent (70%) of the voting power of the shares entitled to vote thereon, or by the affirmative vote of a majority of the directors prescribed, or if no number is prescribed, a majority of the directors in office at the time the meeting begins.

         Section 3. Terms of Office and Election. The directors shall be classified, with respect to the duration of the term for which they severally hold office, into three classes as nearly equal in number as possible. Such classes shall originally consist of one class of two directors who shall be elected for a term expiring at the annual meeting of shareholders to be held in 1986; a second class of three directors who shall be elected for a term expiring at the annual meeting of shareholders to be held in 1987; and a third class of three directors who shall be elected for a term expiring at the annual meeting of shareholders to be held in 1988. The board of directors shall increase or decrease the number of directors in one or more classes as may be appropriate whenever there has been an increase or decrease in the number of directors pursuant to Section 2 of this Article III in order to ensure that the three classes shall be as nearly equal in number as possible. At each annual meeting of shareholders beginning in 1986, the successors of the class of directors whose term expires at that meeting shall be elected to hold office for a term expiring at the annual meeting of shareholders held in the third year following the year of their election.

         Section 4. Notification of Nominations. Nominations for the election of directors may be made by the board of directors or a nominating committee appointed by the board of directors or by any shareholder entitled to vote in the election of directors generally. However, any shareholder entitled to vote in the election of directors generally may nominate one or more persons for election as directors at a meeting only if written notice of such shareholder's intent to make such nomination or nominations has been given, either by personal delivery or by United States mail, postage prepaid, to the


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secretary of the Corporation not later than (i) with respect to an election to be held at an annual meeting of shareholders, ninety (90) days in advance of such meeting, and (ii) with respect to an election to be held at a special meeting of shareholders for the election of directors, the close of business on the seventh day following the date on which notice of such meeting is first given to shareholders. Each such notice shall set forth: (a) the name and address of the shareholder who intends to make the nomination and of the person or persons to be nominated; (b) a representation that the shareholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (c) a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder; (d) such other information regarding each nominee proposed by such shareholder as would have been required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission had the nominee been nominated, or intended to be nominated, by the board of directors; and (e) the consent of each nominee to serve as a director of the Corporation if so elected. The chairman of the meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedure.

         Section 5. Removal. Any director may be removed from office, without cause only by the affirmative vote of the holders of seventy percent (70%) of the voting power of the shares entitled to vote thereon. A director may be removed from office for cause by the affirmative vote of the holders of a majority of the voting power of the shares entitled to vote thereon.

         Section 6. Increases in the Number of Directors and Vacancies. Any vacancy on the board of directors resulting from death, resignation, disqualification, removal or other cause shall be filled solely by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the board of directors. If a vacancy is created by an increase in the number of directorships, it shall be filled for the unexpired term by action of shareholders, acting by the affirmative vote of the holders of seventy percent (70%) of the voting power of the shares entitled to vote thereon, or by the affirmative vote of a majority of the directors prescribed, or if no number is prescribed, a majority of the directors in office at the time the meeting begins. Any director elected in accordance with the preceding sentence shall hold office for the remainder of the full term of the class of directors in which the new directorship was created for the vacancy occurred and until such director's successor shall have been elected and qualified. No decrease in the number of directors constituting the board of directors shall shorten the term of any incumbent director.


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         Section 7. Committees. The board of directors, by resolution adopted by the affirmative vote of directors holding a majority of the directorships, at a meeting at which a quorum is present, may designate two or more directors to constitute an executive committee or other committees, and may designate or provide for the designation of one or more directors as alternate members of any such committee, who may replace any absent or disqualified member at any meeting of the committee. Any such committee shall have and may exercise all authority of the board of directors as shall be provided by resolution of the board of directors, except that such committee shall not have authority to: (1) authorize distributions; (2) approve or propose to shareholders actions that are required to be approved by shareholders; (3) fill vacancies on the board of directors or on any of its committees; (4) amend the certificate of incorporation pursuant to section 33-796 of the Act; (5) adopt, amend or repeal bylaws; (6) approve a plan of merger not requiring shareholder approval; (7) authorize or approve reacquisition of shares, except according to a formula or method prescribed by the board of directors; or (8) authorize or approve the issuance or sale or contract for sale of shares, or determine the designation and relative rights, preferences and limitations of a class or series of shares, except that the board of directors may authorize a committee or a senior executive officer of the Corporation to do so within limits specifically prescribed by the board of directors. All committees shall keep records of their acts and proceedings and report the same to the board of directors as and when required. Any director may be removed from a committee with or without cause by the affirmative vote of a majority of the entire board of directors.

         Section 8. Compensation. Directors who are not salaried officers or salaried employees of the Corporation or any of its subsidiaries may be paid such compensation for their services and may be reimbursed for such expenses in connection with attendance at board of directors or committee meetings as the board of directors shall determine from time to time.

                        ARTICLE IV. MEETINGS OF DIRECTORS

         Section 1. Annual Meeting. A regular meeting of the board of directors shall be held without notice immediately after the annual shareholders' meeting or as soon thereafter as convenient.

         Section 2. Other Regular Meetings. All other regular meetings of the board of directors may be held at such time and place as the board of directors may determine and fix by resolution.

         Section 3. Special Meetings. Special meetings of the board of directors may be held at any place upon call of the chairman of the board, the president, or in the event of their absence or inability to act, upon call of any two or more directors, provided two days' notice oral or written is given to each director.


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         Section 4. Special Meeting Notices. Neither the business to be transacted at, nor the purpose of, any special meeting of the board of directors need be specified in the notice or waiver of notice of such meeting. Notice of any special meeting may be waived in writing by the person or persons entitled to notice. The attendance of any director at a meeting, without protesting the lack of proper notice prior to or at the commencement of the meeting, shall be deemed to be a waiver of notice of such meeting by such director.

         Section 5. Quorum and Voting. (a) A quorum for a meeting of the board of directors consists of a majority of the number prescribed, or if no number is prescribed, a majority of the directors in office at the time the meeting begins.

         (b) If a quorum is present when a vote is taken, the affirmative vote of a majority of directors present is the act of the board of directors.

         (c) A director who is present at a meeting of the board of directors or a committee of the board of directors when corporate action is taken is deemed to have assented to the action taken unless: (1) such director objects at the beginning of the meeting, or promptly upon arrival, to holding or transacting business at the meeting; (2) the director's dissent or abstention from the action taken is entered in the minutes of the meetings; or (3) the director delivers written notice of dissent or abstention to the presiding officer of the meeting before its adjournment or to the Corporation immediately after adjournment of the meeting. The right of dissent or abstention is not available to a director who votes in favor of the action taken.

         Section 6. Action Without Meeting. Any corporate action which can be authorized at a meeting of the board of directors, or a committee thereof, may be authorized without such a meeting, provided that all of the directors or all of the members of a committee thereof, as the case may be, consent in writing to such action before or


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after the time such action is taken and the number of such directors or members constitutes a quorum for such action. The secretary of the Corporation shall file such consents with the minutes of the meetings of the board of directors.

                               ARTICLE V. OFFICERS

         Section 1. Manner of Election and Delegation. The board of directors shall have the power to choose, appoint and employ such officers, employees and agents as it may deem the interest of the Corporation requires and to fix the compensation and define the powers and duties of all such officers, employees and agents. All such officers, employees and agents shall be subject to the order of the board of directors, shall hold their offices at the pleasure of the board of directors, and may be removed at any time by the board of directors at its discretion. The board of directors may delegate such of the power and authority conferred upon it under Sections 1, 3, 4, 5 and 11 of this Article V. to the president as it may approve, from time to time, pursuant to a validly adopted corporate resolution, duly approved by the affirmative vote of the directors holding a majority of the directorships of the Company.

         Section 2. Titles. The officers of the Corporation shall consist of a chairman of the board, a president, one or more vice-presidents (including executive and senior vice-presidents), a secretary and such other officers as the board of directors may from time to time elect or appoint. Any two or more offices may be held by the same person.

         Section 3. Election and Term of Office. The officers of the Corporation shall be elected by the board of directors annually at the regular meeting of the board of directors held after each annual meeting of the shareholders and, in addition, at such other times as the board of directors deems it to be in the best interests of the Corporation, except to the extent that authority to do so has been delegated by the board of directors to the president. Each officer shall hold office until his successor shall have been duly elected or appointed and shall have qualified or until his death or until he shall resign or shall have been removed in the manner hereinafter provided.

         Section 4. Removal. Any agent, employee or officer of the Corporation may be removed by the board of directors and may be removed by a committee of the board of directors to the extent that authority to do so has been delegated by the board of directors. Any such removal may be made with or without cause whenever in the judgment of the board of directors or the president, as the case may be, the best interests of the Corporation would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.


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         Section 5. Vacancies. A vacancy in any office, because of death, resignation, removal, disqualification or otherwise, may be filled by the board of directors for the unexpired portion of the term and may be filled by the president to the extent that authority to do so has been delegated by the board of directors.

         Section 6. Chairman of the Board. The chairman of the board shall, when present, preside at all meetings of the board of directors and shall perform such other duties as may be prescribed by the board of directors from time to time.

         Section 7. President. The president shall be the chief executive officer of the Corporation and shall generally supervise and control all the business and affairs of the Corporation subject to the control of the board of directors. The president shall, when present, preside at all meetings of the shareholders, and in the absence of the chairman of the board, the president shall preside at meetings of the board of directors. The president shall perform all duties incident to the office of the president and such other duties as may be prescribed by the board of directors from time to time.

         Section 8. Vice-Presidents. The vice-presidents, including executive and senior vice-presidents, if any, shall perform and have such duties and powers on behalf of the Corporation as may be assigned to them from time to time by the president.

         Section 9. Secretary. The secretary shall keep the minutes of the shareholders' and of the directors' meetings in one or more books provided for that purpose, see that all notices are duly given in accordance with the provisions of these by-laws or as required, be custodian of the corporate records and of the seal of the corporation and keep a register of the post office address of each shareholder which shall be furnished to the secretary by such shareholder, have general charge of the stock transfer books of the Corporation, execute certificates as to any action taken by the shareholders, directors, any officer or any representative of the Corporation, which certificates constituting, as to all persons who rely thereon in good faith, conclusive evidence of such action, and in general perform all duties incident to the office of the secretary and such other duties as from time to time may be assigned to him by the president or by the directors.

         Section 10. Additional Powers and Duties. In addition to such powers and duties as specified in these by-laws and as the board of directors or the


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president, as applicable, may prescribe from time to time, and except as otherwise provided by the board of directors, each officer shall also generally have the powers and be required to perform the duties which by law and general usage pertain to the particular office.

         Section 11. Compensation. The salaries of all officers of the Corporation shall be fixed from time to time by the board of directors except to the extent that authority to do so has been delegated by the board of directors to the president. No officer shall be prevented from receiving such salary by reason of the fact that he is also a director of the Corporation.

                               ARTICLE VI. SHARES

         Section 1. Certificates. Each shareholder shall be entitled to a certificate evidencing the shares of the Corporation owned by such shareholder. Certificates representing shares of the Corporation shall be in such form as shall be determined by the board of directors. Such certificates shall be signed by either the chairman of the board or the president and by the secretary or by such other officers authorized by law and by the board of directors. All certificates for shares shall be consecutively numbered or otherwise identified. The name and address of the shareholders, the number of shares and date of issue, shall be entered on the share transfer books of the Corporation. All certificates surrendered to the Corporation for transfer shall be canceled, and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and canceled.

         Section 2. Transfers. Shares of stock may be transferred on the books of the Corporation by the surrender to the Corporation or its transfer agent of the certificate therefor properly endorsed or accompanied by a written assignment and power of attorney properly executed, with necessary stamps affixed, and with such proof of the authenticity of signature as the Corporation or its transfer agent may reasonably require. Upon such surrender to the Corporation or the transfer agent of the Corporation, the Corporation shall issue a new certificate to the person entitled thereto, and cancel the old certificate; every such transfer shall be entered on the transfer book of the Corporation which shall be kept at its principal office.

         Section 3. Record Date.

         (a) The board of directors, by resolution, may fix a record date for determining the shareholders entitled to notice of a shareholders' meeting, to demand a special meeting, to vote, to receive payment of dividends or to take any other action; provided that such record date shall not be more than seventy
(70) days before the meeting


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or action requiring a determination of shareholders. In the absence of the board of directors' fixing a record date, the record date for any action shall be the last business day before notice is given to the shareholders with respect to such action.

         (b) A determination of the shareholders entitled to receive notice of meeting shall be effective for any adjournment of the meeting unless the board of directors fixes a new record date, provided that any meeting of the shareholders adjourned to a date more than one hundred twenty (120) days after the date fixed for the original meeting will require that a new record date be fixed.

                           ARTICLE VII. MISCELLANEOUS

         Section 1. Fiscal Year. The fiscal year of the Corporation shall begin on the first day of April and end on the last day of March in each year.

         Section 2. Seal. The corporate seal shall have inscribed thereon the name of the Corporation, the state of incorporation and the words "Corporate Seal".

                             ARTICLE VIII. AMENDMENT

         Subject to the provisions of the laws of the State of Connecticut, the certificate of incorporation and these by-laws, by-laws may be adopted, amended or repealed at any regular meeting of the shareholders (or at any special meeting thereof duly called for that purpose) by a majority of the voting power of the shares entitled to vote thereon, provided that in the call for such special meeting notice of such purpose shall be given. Subject to the laws of the State of Connecticut, the certificate of incorporation and these by-laws, by-laws may be adopted, amended or repealed at any meeting of the board of directors by the affirmative vote of directors holding a majority of the directorships.

                           ARTICLE IX. INDEMNIFICATION

         Section 1. Indemnification. To the fullest extent permitted by law, the Corporation shall indemnify any current or former director or officer of the Corporation and may, at the discretion of the board of directors, indemnify any current or former employee or agent of the Corporation against all liabilities, expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by such individual in connection with any threatened, pending or completed action, suit or proceeding brought


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by or in the right of the Corporation or otherwise, to which such individual was or is a party or is threatened to be made a party by reason of such individual's current or former position with the Corporation or by reason of the fact that such individual is or was serving, at the request of the Corporation, as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other entity. Notwithstanding the preceding sentence, the Corporation shall not be required to indemnify an indemnitee in connection with a proceeding (or part thereof) commenced by the Corporation against the indemnitee or commenced by the indemnitee against the Corporation.

         Section 2. Advance of Expenses. The Corporation shall advance funds to pay for or reimburse the reasonable expenses incurred by a current or former director who is or was a party to a proceeding because he is or was a director or officer if he delivers to the Corporation: (i) a written affirmation of his good faith belief that he has met the relevant standard of conduct or that the proceeding involves conduct for which liability has been eliminated under a provision of the Corporation's certificate of incorporation; and (ii) his written undertaking to repay any funds advanced if he is not entitled to mandatory indemnification under the Connecticut Business Corporation Act and it is ultimately determined that he has not met the relevant standard of conduct required by the Corporation's certificate of incorporation or by of the Connecticut Business Corporation Act. The Corporation, in its discretion, may advance funds to any current or former officer, employee or agent of the Corporation upon such terms and conditions as the board of directors deems appropriate.

                                 END OF BY-LAWS


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